                                                                      EXHIBIT 11

                                   EXCELLENCE
                          LEGAL & REGULATION DEPARTMENT
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                                                    Ramat-Gan, November 26, 2009

To Whom It May Concern,

         RE: EXCELLENCE TZMICH SECURITIES & INVESTMENTS LTD ("COMPANY")

As the legal counsel of the company in subject, I hereby confirm that:

     1.   The Company is registered in the records held by the Israeli Companies
          Registrar as a Private Company No.510927346

     2.   Excellence Investments Ltd. is the effective control-owner (in full ownership) of the Company. Excellence Investments Ltd. is a publicly traded company, registered in the Tel-Aviv Stock Exchange, Israel.

     3.   In accordance with the resolutions of the Board of Directors of the
          Company, the general signatory rights of the Company as of the date hereof, are as follows:

               NAME                     I.D.
      ----------------------  ----------------------
      Roni Biram              ***
      Gil Deutch              ***
      ***                     ***
      ***                     ***

THE SIGNATURES OF ANY TWO OF THE ABOVE, TOGETHER WITH THE COMPANY'S SEAL OR
PRINTED LETTERHEAD, SHALL BIND THE COMPANY FOR ALL INTENTS AND PURPOSES, WITHOUT
LIMITATION OF AMOUNT.

                                                         Sincerely,

                                                       /s/ Yonit Peri
                                                       --------------
                                                      Yonit Peri, Adv.
                                                Legal & Regulation Department